                             PROXY STATEMENT
                                   OF
                        CE SOFTWARE HOLDINGS, INC.

                         1801 Industrial Circle
                      West Des Moines, Iowa  50265


                      SOLICITATION OF CONSENTS FOR
                      PROPOSED REVERSE STOCK SPLIT


                              May 27, 1997

       The accompanying consent is furnished by CE Software Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors of your consent to a proposed reverse stock split. Consents must be submitted to the Company on or before June 30, 1997. Consents are being solicited from certain stockholders of record at the close of business on May 14, 1997. At that date, the outstanding voting securities of the company consisted of 5,627,028 shares of $.02 par value voting common stock ("par $.02 Common Stock"). Consent is being solicited only from holders of par $.02 Common Stock who are readily available. Consent will be solicited only until a sufficient number of consents have been obtained to constitute a simple majority of the voting securities.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth, as of April 30, 1997, the number and percentages of outstanding shares of the Company's common stock beneficially owned by each current director and by all directors and current officers as a group or by any person who is known to hold more than five percent of the Company's outstanding stock. Other than the two directors listed below (Richard
A. Skeie and John S. Kirk) the Company is aware of only one other stockholder (Donald M. Brown) claiming to hold more than five percent of the Company's outstanding stock.

                                  No. of Shares
 Name of Beneficial Owner     Beneficially Owned             Percent of Class
 Donald M. Brown (1)                745,100                        13.2%
 Richard A. Skeie (1)               681,532                        12.0%
 John S. Kirk (1), (2)              585,100                        10.3%
 Sheldon T. Fleck (3)               122,555                         2.6%
 David J. Lundquist (3)              55,055                         1.0%
 Stanford H. Goodman                      0                         0.0%

 Total all Officers & Directors
 as a Group (7 persons)           1,452,642                        25.6%


(1) The address of Mr. Skeie, Mr. Brown, and Mr. Kirk is c/o CE Software Holdings, Inc., P.O. Box 65580, West Des Moines, IA 50265.
(2) Mr. Kirk's total includes 220,000 shares registered in the name of a family investment partnership of which Mr. Kirk and his children are partners.
(3) Includes an aggregate of 37,610 shares, underlying stock options, exercisable within 60 days, from the date of this table (4/30/97). These options are held as follows: Mr. Fleck, 22,555, and Mr. Lundquist, 15,055.

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from October 1, 1996 through April 30, 1997, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

MODIFICATION OR EXCHANGE OF SECURITIES AND AMENDMENT OF CERTIFICATE OF INCORPORATION

       The Board of Directors of the Company has resolved to submit to the stockholders, for adoption by consent in lieu of a meeting, an amendment to the Restated Certificate of Incorporation of the Corporation, The text of the resolution of the Board of Directors containing the proposed amendment is as follows.

       "IT IS HEREBY RESOLVED that Section 4.1 of Article 4 of the Restated Certificate of Incorporation shall be amended in its entirety to read as follows:

                          'ARTICLE 4- CAPITAL STOCK

        '4.1    The aggregate number of shares the corporation has authority to issue shall be 7,000,000 shares of which 2,000,000 shares of the par value of $.10 shall be designated as Common Stock, 3,000,000 shares of the par value of $.01 shall be designated as Class B Common Stock and 2,000,000 of the par value of $.01 shall be designated as Preferred Stock. All of the shares of Common Stock of the corporation of the par value of $.02 issued and outstanding, or held as treasury shares, immediately prior to the time this amendment becomes effective shall be and are by this means automatically reclassified and changed (without any further act) into shares of the par value of $.10, the number of which shall equal the quotient derived from dividing the number of such shares by 5. This amendment shall become effective without increasing or decreasing the amount of stated capital or paid-in surplus of the corporation, and shall constitute a 1 for 5 reverse stock split, provided that no fractional shares of less than one share shall be issued. The holders of fractional share interests of less than one share that occur as a result of the foregoing reclassification and change shall be paid in money by the Corporation the value of their fractional shares.'

        RESOLVED FURTHER that the aforesaid amendment shall become effective on the date established by the Board of Directors."

        The effect of the proposed amendment is the conversion of shares of par $.02 Common Stock into shares of par $.10 voting common stock of the Company ("par $.10 Common Stock") at a conversion ratio of five (5) shares of par $.02 Common Stock for one (1) share of par $.10 Common Stock (the "Reverse Split"). The Reverse Split is proposed by the Board of Directors in response to notification by the Nasdaq National Market ("Nasdaq") that the Company is subject to being delisted from Nasdaq because the per share price of its par $.02 Common Stock has fallen below $1.00. The effective date of the delisting was originally scheduled for May 12, 1997. The Company has requested a hearing and has been given an extension of time until such hearing is scheduled.

        Although the Board of Directors believes that the Reverse Split will bring the per share price of its stock well above the minimum price required for listing on Nasdaq and should then prevent the delisting, decision-making authority regarding delisting is established in accordance with the rules of procedure of the Nasdaq stock market. Under the applicable rules the Company's application will be considered by a hearing panel designated by the Board of Governors of the National Association of Securities Dealers ("NASD"). The decision of the hearing panel would be subject to review by the Nasdaq Hearing Review Committee in accordance with limitations of time as established by NASD rules. Provisions for further review may be available in some circumstances by the Board of Governors of NASD or by the Securities Exchange Commission.

        The Company intends to apply for listing and registration of the par $.10 Common Stock with Nasdaq.

THE CONSENTS

        Pursuant to sections 228 and 242 of the Delaware General Corporation Law, the Company may amend its Certificate of Incorporation by the written consent of the holders of the stock entitled to vote on the proposed amendment. Assuming that a sufficient number of written consents are received by the Company, the Certificate of Incorporation will be amended as described above without a meeting of stockholders.

PROPOSALS OF STOCKHOLDERS

        The Company's next Annual Meeting is expected to be held during the second quarter (January, February, March) of fiscal 1998 at a time and date to be determined by the Board of Directors. Proposals of stockholders to be presented at that meeting must be received at the Company's Executive Offices no later than September 20, 1997, for inclusion in the proxy statement.


			John S. Kirk
			Secretary
			West Des Moines, Iowa
			May 27, 1997

         YOUR CONSENT TO THE FOLLOWING PROPOSED AMENDMENT TO THE RESTATED
                 CERTIFICATE OF INCORPORATION IS BEING SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS

                     ______________________________________

                             ACTION OF STOCKHOLDERS
                         OF CE SOFTWARE HOLDINGS, INC.
                              BY WRITTEN CONSENT

                     ______________________________________



       The undersigned, stockholder[s] of CE Software Holdings, Inc., a
Delaware corporation (the "Corporation"), acting pursuant to section 228 of the Delaware General Corporation Law, hereby consent in lieu of a meeting of stockholders to the action set forth in the following resolutions, declare that such consent shall have the same force and effect as a vote at a meeting regularly noticed and held, adopt the same to be effective as set forth below, and direct that this written consent be filed with the minutes of proceedings of the stockholders.

   	   WHEREAS, the undersigned are stockholders of record of that number of the issued and outstanding shares of Common Stock of the Corporation indicated below
and

  	    WHEREAS, the Board of Directors of the Corporation has resolved to submit to the stockholders, for adoption, an amendment to the Restated Certificate of
Incorporation of the Corporation,

	      IT IS HEREBY RESOLVED that Section 4.1 of Article 4 of the Restated Certificate of Incorporation shall be amended in its entirety to read as follows:

                         "ARTICLE 4 - CAPITAL STOCK

       "4.1 The aggregate number of shares the corporation has authority to issue shall be 7,000,000 shares, of which 2,000,000 shares of the par value of $.10 shall be designated as Common Stock, 3,000,000 shares of the par value of $.01 shall be designated as Class B Common Stock and 2,000,000 of the par value of $.01 shall be designated as Preferred Stock. All of the shares of Common Stock of the corporation of the par value of $.02 issued and outstanding, or held as treasury shares, immediately prior to the time this amendment becomes effective shall be and are by this means automatically reclassified and changed (without any further act) into shares of the par value of $.10, the number of which shall equal the quotient derived from dividing the number of such shares by 5. This amendment shall become effective without increasing or decreasing the amount of stated capital or paid-in surplus of the corporation, and shall constitute a 1 for 5 reverse stock split, provided that no fractional shares of less than one share shall be issued. The holders of fractional share interests of less than one share that occur as a result of the foregoing reclassification and change shall be paid in money by the Corporation the value of their fractional shares."

       RESOLVED FURTHER that the aforesaid amendment shall become effective on the date established by the Board of Directors.

                                                        		Consent Given _____

                                                     		Consent Withheld _____


       IF YOU SIGN BELOW BUT NO CHOICE IS SPECIFIED ABOVE, YOUR CONSENT WILL BE ASSUMED TO HAVE BEEN GIVEN FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

	Dated this _____ day of _______________, 1997.


Number of shares held as shareholder of record as May 14, 1997.  _____________

Number of shares held as benefical owner in dealer/broker
   accounts as of May 14, 1997.                                  ___________

Name(s) of dealer/broker(s) who hold securities on your behalf ______________


       YOUR SIGNATURE BELOW IS YOUR CERTIFICATION AS TO THE ACCURACY OF THE NUMBER OF SHARES INDICATED ABOVE, AS BEING OWNED BY YOU, AS OF THE CLOSE OF BUSINESS ON MAY 14, 1997.


                                           YOUR SIGNATURE


______________________________            ________________________________
                                          Please date and sign exactly as
______________________________            your name appears at left.

______________________________

______________________________


[Instruction:  Type or print name and     ________________________________
address of shareholder(s) and number      Signature if held jointly. Please date
of shares held.]                          and sign exactly as you name appears
                                          at the left.



            PLEASE DATE, SIGN AND RETURN THIS CONSENT IMMEDIATELY.